CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government Fund) (the portfolios in a series comprising John Hancock Bond Trust) in the John Hancock Government Income Funds prospectus and "Independent Auditors" in the John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government Fund) Class A, B and C Shares Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 52 to the Registration Statement (Form N-1A, No. 2-66906) of our reports dated July 5, 2002 on the financial statements and financial highlights of John Hancock Government Income Fund, John Hancock High Yield Bond Fund, and John Hancock Investment Grade Bond Fund (formerly, John Hancock Intermediate Government Fund).




                                                  /s/ERNST & YOUNG LLP
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Boston, Massachusetts
September 20, 2002